Exhibit 24

LIMITED POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Matthew Omer, David Arroyo, Heather Flores-Ricks, Zachary Harder, Ahmed Jeewa, and Fátima Santos, as long as they are providing services to BuzzFeed, Inc., a Delaware corporation (the “Company”), or any of them acting singly, as the undersigned’s true and lawful attorney-in-fact to:

(1)
execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of the Company, Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder;

(2)	do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Forms 3, 4 and 5, complete and execute any amendment or amendments thereto, and timely file such forms with the U.S. Securities and Exchange Commission (the “SEC”) and any stock exchange or similar authority, if required; and

(3)	take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion;

(4)	act as account administrator and technical administrator on behalf of the undersigned in connection with the undersigned’s account on the EDGAR Next portal, with full power of substitution and revocation, to the same extent that the undersigned could do if personally present and acting, hereby ratifying and confirming all the said attorneys-in-fact, or any of them, acting singly, may lawfully do or cause to be done by virtue hereof including, but not limited to: add and remove individuals from the undersigned’s account, perform annual confirmation, delegate authority to file to other Central Index Keys (“CIKs”), generate or create custom CIK confirmation codes (CCCs), create user groups, manage the technical aspects of the undersigned’s connection to the EDGAR Application Programming Interfaces (APIs) on the undersigned’s behalf, including to generate and manage the undersigned’s API tokens; and

(5)	take any and all actions necessary or appropriate to access, manage, maintain, or administer the undersigned’s account on the EDGAR Next portal of the SEC, including but not limited to establishing account credentials, resetting passwords, updating contact information, managing user roles or permissions, submitting or authorizing filings, and otherwise interacting with the EDGAR Next system as may be necessary to facilitate compliance with Section 16(a) of the Exchange Act and related obligations.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or each such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that each of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 11th day of May, 2026

Exhibit 24

By:_____/s/ Chris Malone
Name:    Chris Malone